UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2026

ESS TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWHT	NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.
On November 13, 2026, after considering all strategic alternatives, ESS Tech, Inc. (the “Company”) ceased operations and filed a voluntary petition for relief (the “Petition”) under the provisions of Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
As a result of the Petition, a Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control over the assets and liabilities of the Company, effectively eliminating the authority and powers of the Board of Directors of the Company and its officers to act on its behalf. The assets of the Company will be liquidated and claims paid in accordance with the priorities specified in the Bankruptcy Code. It is unlikely that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the bankruptcy proceedings.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The Petition may trigger events of default under certain of the Company’s contracts, agreements or debt instruments, which may result in the termination of, or an acceleration of the Company’s obligations under, such contracts, agreements or debt instruments. Such events of defaults, however, may be stayed pursuant to 11 U.S.C. §362.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Concurrently with the Petition, effective November 13, 2026, the Company terminated all employees and officers without cause, including executive officers Drew Buckley, Chief Executive Officer, Kate Suhadolnik, Chief Financial Officer and Kelly Goodman, General Counsel and Chief Strategy Officer. These terminations were due to the filing of the Petition, which effectively eliminated the powers and roles of these officers.
Item 8.01 Other Events.
The audit of the Company’s financial statements for its fiscal year ended December 31, 2026 by the Company’s independent registered public accounting firm was not completed, and the Company will no longer have the capability to prepare or file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2026 or any other periodic reports.
Cautionary Note Regarding Trading in the Company's Securities
The Company cautions that trading in its common stock after the filing of the Petition is highly speculative and poses substantial risk of loss. It is unlikely that holders of the Company’s common stock will receive any payment or other distribution on account of those shares from the bankruptcy proceedings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: November 13, 2026

ESS TECH, INC.

By:	/s/ Kate Suhadolnik
Name:	Kate Suhadolnik
Title:	Chief Financial Officer